EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS SECOND QUARTER 2018 RESULTS

Net earnings of $67.8 million, or $0.31 per common share
Quarterly loan and lease growth of $379.4 million, or 8% annualized, and deposit growth of $637.7 million, or 13% annualized
Organization simplification and design complete, results include pre-tax restructuring charges of $8.2 million

PORTLAND, Ore. – July 18, 2018 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $67.8 million for the second quarter of 2018, compared to $77.7 million for the first quarter of 2018 and $56.8 million for the second quarter of 2017. Earnings per diluted common share were $0.31 for the second quarter of 2018, compared to $0.35 for the first quarter of 2018 and $0.26 for the second quarter of 2017.

“Our second quarter results were highlighted by strong growth in loans and deposits, higher net interest income and stable credit quality,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “Building on the foundation of Umpqua Next Gen, during the second quarter we completed important elements of our operational excellence initiative, including organizational simplification and design phases, while advancing our human digital strategy. We are starting to see good traction from these Phase I levers, and remain on pace to deliver on the previously announced $18 to $24 million in annual savings.”

Notable items that impacted the second quarter 2018 financial results included:

•
$8.2 million in restructuring charges related to the organization simplification and design and procurement phases of Umpqua Next Gen, including $4.1 million in severance-related expense and $4.1 million in professional fees. This compares to $0.8 million in severance-related expense and $2.7 in professional fees in the prior quarter.

•
$5.4 million negative adjustment related to the fair value change of the MSR asset, compared to $5.1 million gain in the prior quarter and $8.3 million negative adjustment in the same period of the prior year.

•
$0.3 million gain related to the fair value change of the debt capital market swap derivatives, compared to a gain of $1.1 million in the prior quarter and a loss of $0.8 million in the same period of the prior year.

•	$2.6 million of exit or disposal costs, compared to $2.5 million in the prior quarter and $0.7 million in the same period of the prior year.

•	$1.4 million unrealized holding loss on equity securities, compared to no gain or loss recorded in the prior quarters.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Second Quarter 2018 Highlights (compared to prior quarter):

•	Net interest income increased by $4.1 million, or 2%, attributable to the strong growth in loans and leases and the benefit from increases in short-term interest rates;

•	Provision for loan and lease losses decreased by $0.3 million, driven primarily by lower net charge-offs, which decreased by four basis points to 0.22% of average loans and leases (annualized);

•
Non-interest income decreased by $6.9 million, reflecting the $10.5 million linked quarter change in fair value of the MSR asset (see notable items above), partially offset by higher net revenue from the origination and sale of residential mortgages;

•
Non-interest expense increased by $9.5 million, driven primarily by higher restructuring charges (see notable items above) and higher mortgage banking-related expense, consistent with the increase in mortgage originations;

•	Non-performing assets to total assets increased by one basis point to 0.34%;

•	Estimated total risk-based capital ratio of 13.7% and estimated Tier 1 common to risk weighted assets ratio of 10.8%;

•	Declared quarterly cash dividend of $0.20 per common share; and

•	Repurchased 327,000 shares of common stock for $8.0 million.

Balance Sheet
Total consolidated assets were $26.5 billion as of June 30, 2018, compared to $25.9 billion as of March 31, 2018 and $25.3 billion as of June 30, 2017. Including secured off-balance sheet lines of credit, total available liquidity was $10.4 billion as of June 30, 2018, representing 39% of total assets and 50% of total deposits.

Gross loans and leases were $19.7 billion as of June 30, 2018, an increase of $379.4 million, or 8% annualized, from $19.3 billion as of March 31, 2018. This increase reflects balanced growth within the commercial term, leasing, multifamily, and residential mortgage loan portfolios, partially offset by a decline in consumer loans attributable to the Company's decision to wind down its indirect auto loan business.

Total deposits were $20.7 billion as of June 30, 2018, an increase of $637.7 million, or 13% annualized, from $20.1 billion as of March 31, 2018. This increase was attributable to higher balances of time and non-interest bearing deposits, partially offset by lower money market deposits.

Net Interest Income
Net interest income was $227.3 million for the second quarter of 2018, up $4.1 million from the prior quarter. This increase reflects higher average loans and leases, driven by strong growth during the quarter, as well as higher average yields on earning assets from the short-term rate increases. Accretion of the credit discount recorded on acquired loans from Sterling Financial Corporation (“Sterling”) increased by $1.7 million from the prior quarter level, driven by a higher level of accretion on credit impaired loans associated with higher pay-offs.

The Company’s net interest margin was 3.93% for the second quarter of 2018, down 3 basis points from 3.96% for the first quarter of 2018, reflecting an increase in the cost of interest bearing liabilities and a higher average balance of interest-bearing cash, partially offset by higher average yields on interest-earning assets. The increase in the cost of interest-bearing liabilities was attributable to an increase in average rates paid on interest-bearing deposits, as well as a higher percentage mix of time deposits, relative to the prior quarter.

Credit Quality
The allowance for loan and lease losses was $144.6 million, or 0.73% of loans and leases, as of June 30, 2018. During the second quarter of 2018, the Company recorded $6.0 million of accretion related to the credit discount on acquired loans from Sterling, compared to $4.3 million in the prior quarter. As of June 30, 2018, the Sterling purchased non-credit impaired loans had approximately $19.3 million of remaining credit discount that will accrete into interest income over the life of the loans, and the Sterling purchased credit impaired loan pools had approximately $21.6 million of remaining total discount.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

The provision for loan and lease losses was $13.3 million for the second quarter of 2018, a decrease of $0.3 million from the prior quarter level, driven primarily by lower net charge-offs, which decreased by four basis points to 0.22% of average loans and leases (annualized). As of June 30, 2018, non-performing assets were 0.34% of total assets, compared to 0.33% as of March 31, 2018 and 0.23% as of June 30, 2017.

Non-interest Income
Non-interest income was $71.7 million for the second quarter of 2018, down $6.9 million from the prior quarter, reflecting the negative linked quarter fair value change on the MSR asset (see notable items above), partially offset by an increase in net revenue from the origination and sale of residential mortgages.

Net revenue from the origination and sale of residential mortgages was $28.2 million for the second quarter of 2018, up $5.3 million from the prior quarter, reflecting stronger seasonal purchase activity. For-sale mortgage origination volume increased by 22% from the prior quarter, and the home lending gain on sale margin increased by 3 basis points to 3.35% for the second quarter of 2018. Of the current quarter’s mortgage production, 81% related to purchase activity, compared to 68% for the prior quarter and 77% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $195.6 million for the second quarter of 2018, and included $8.2 million in restructuring charges related to the organization simplification and design and procurement phases of Umpqua Next Gen. Excluding the impact of restructuring charges, non-interest expense increased by $4.7 million from the prior quarter. This increase included $2.6 million in higher mortgage banking-related expense, reflecting the increase in mortgage originations, and $1.3 million in higher marketing expense.

Capital
As of June 30, 2018, the Company’s tangible book value per common share1 was $10.02, compared to $9.97 in the prior quarter and $9.71 in the same period of the prior year. During the second quarter of 2018, the Company repurchased 327,000 shares of common stock for $8.0 million.

The Company’s estimated total risk-based capital ratio was 13.7% and its estimated Tier 1 common to risk weighted assets ratio was 10.8% as of June 30, 2018. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2018 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Total shareholders' equity	$4,021,643	$4,013,882	$4,014,786	$3,985,260	$3,958,845
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	27,047	28,589	30,130	31,819	33,508
Tangible common shareholders' equity	$2,206,945	$2,197,642	$2,197,005	$2,165,790	$2,137,686
Total assets	$26,533,230	$25,875,643	$25,741,439	$25,695,663	$25,257,784
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	27,047	28,589	30,130	31,819	33,508
Tangible assets	$24,718,532	$24,059,403	$23,923,658	$23,876,193	$23,436,625
Common shares outstanding at period end	220,205	220,461	220,149	220,225	220,205

Total shareholders' equity to total assets ratio	15.16%	15.51%	15.60%	15.51%	15.67%
Tangible common equity ratio	8.93%	9.13%	9.18%	9.07%	9.12%
Book value per common share	$18.26	$18.21	$18.24	$18.10	$17.98
Tangible book value per common share	$10.02	$9.97	$9.98	$9.83	$9.71

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an enterprise software and innovation company headquartered in Silicon Valley. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its second quarter 2018 earnings conference call on Thursday, July 19, 2018, at 10:00 a.m. PDT (1:00 p.m. EDT). During the call, the Company will provide an update on recent activities and discuss its second quarter 2018 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 505-4378 ten minutes prior to the start time and enter conference ID: 5308253. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 5308253. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about corporate initiatives and related cost savings. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$237,343	$227,738	$223,206	$223,321	$212,998	4%	11%
Interest and dividends on investments:
Taxable	15,678	15,699	14,857	13,979	15,220	0%	3%
Exempt from federal income tax	2,057	2,128	2,121	2,125	2,237	(3)%	(8)%
Dividends	433	468	386	357	360	(7)%	20%
Temporary investments and interest bearing deposits	2,080	1,164	1,565	934	324	79%	542%
Total interest income	257,591	247,197	242,135	240,716	231,139	4%	11%
Interest expense:
Deposits	21,259	15,610	13,241	12,052	10,641	36%	100%
Securities sold under agreement to repurchase and federal funds purchased	155	63	43	81	321	146%	(52)%
Term debt	3,478	3,361	3,496	3,491	3,662	3%	(5)%
Junior subordinated debentures	5,400	4,932	4,734	4,628	4,437	9%	22%
Total interest expense	30,292	23,966	21,514	20,252	19,061	26%	59%
Net interest income	227,299	223,231	220,621	220,464	212,078	2%	7%
Provision for loan and lease losses	13,319	13,656	12,928	11,997	10,657	(2)%	25%
Non-interest income:
Service charges on deposits	15,520	14,995	15,413	15,849	15,478	4%	0%
Brokerage revenue	4,161	4,194	4,226	3,832	3,903	(1)%	7%
Residential mortgage banking revenue, net	33,163	38,438	42,118	33,430	33,894	(14)%	(2)%
Gain (loss) on sale of investment securities, net	14	—	—	(6)	35	nm	(60)%
Unrealized holding losses on equity securities not held for trading	(1,432)	—	—	—	—	nm	nm
Gain on loan sales, net	1,348	1,230	3,688	7,969	3,310	10%	(59)%
Loss on junior subordinated debentures carried at fair value	—	—	(10,010)	(1,590)	(1,572)	0%	(100)%
BOLI income	2,060	2,070	2,015	2,041	2,089	0%	(1)%
Other income	16,817	17,640	13,000	13,877	13,982	(5)%	20%
Total non-interest income	71,651	78,567	70,450	75,402	71,119	(9)%	1%
Non-interest expense:
Salaries and employee benefits	113,340	106,551	114,414	108,732	108,561	6%	4%
Occupancy and equipment, net	37,584	38,661	37,269	37,648	36,955	(3)%	2%
Intangible amortization	1,542	1,541	1,689	1,689	1,689	0%	(9)%
FDIC assessments	4,692	4,480	2,075	4,405	4,447	5%	6%
Gain on other real estate owned, net	(92)	(38)	(83)	(99)	(457)	142%	(80)%
Merger related expenses	—	—	—	6,664	1,640	0%	(100)%
Other expenses	38,506	34,918	37,422	29,315	31,186	10%	23%
Total non-interest expense	195,572	186,113	192,786	188,354	184,021	5%	6%
Income before provision for income taxes	90,059	102,029	85,357	95,515	88,519	(12)%	2%
Provision for income taxes	22,273	24,360	3,486	34,182	31,707	(9)%	(30)%
Net income	67,786	77,669	81,871	61,333	56,812	(13)%	19%
Dividends and undistributed earnings allocated to participating securities	4	6	16	14	14	(33)%	(71)%
Net earnings available to common shareholders	$67,782	$77,663	$81,855	$61,319	$56,798	(13)%	19%

Weighted average basic shares outstanding	220,283	220,370	220,194	220,215	220,310	0%	0%
Weighted average diluted shares outstanding	220,647	220,825	220,873	220,755	220,753	0%	0%
Earnings per common share – basic	$0.31	$0.35	$0.37	$0.28	$0.26	(11)%	19%
Earnings per common share – diluted	$0.31	$0.35	$0.37	$0.28	$0.26	(11)%	19%

nm = not meaningful

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2018	Jun 30, 2017	Year over Year
Interest income
Loans and leases	$465,081	$418,994	11%
Interest and dividends on investments:
Taxable	31,377	29,151	8%
Exempt from federal income tax	4,185	4,479	(7)%
Dividends	901	748	20%
Temporary investments and interest bearing deposits	3,244	1,881	72%
Total interest income	504,788	455,253	11%
Interest expense
Deposits	36,869	20,289	82%
Securities sold under agreement to repurchase and federal funds purchased	218	351	(38)%
Term debt	6,839	7,172	(5)%
Junior subordinated debentures	10,332	8,638	20%
Total interest expense	54,258	36,450	49%
Net interest income	450,530	418,803	8%
Provision for loan and lease losses	26,975	22,329	21%
Non-interest income
Service charges on deposits	30,515	30,207	1%
Brokerage revenue	8,355	8,025	4%
Residential mortgage banking revenue, net	71,601	60,728	18%
Gain on sale of investment securities, net	14	33	(58)%
Unrealized holding losses on equity securities not held for trading	(1,432)	—	nm
Gain on loan sales, net	2,578	5,064	(49)%
Loss on junior subordinated debentures carried at fair value	—	(3,127)	(100)%
BOLI income	4,130	4,158	(1)%
Other income	34,457	26,256	31%
Total non-interest income	150,218	131,344	14%
Non-interest expense
Salaries and employee benefits	219,891	215,034	2%
Occupancy and equipment, net	76,245	75,628	1%
Intangible amortization	3,083	3,378	(9)%
FDIC assessments	9,172	8,534	7%
Gain on other real estate owned, net	(130)	(375)	(65)%
Merger related expenses	—	2,660	(100)%
Other expenses	73,424	61,876	19%
Total non-interest expense	381,685	366,735	4%
Income before provision for income taxes	192,088	161,083	19%
Provision for income taxes	46,633	58,268	(20)%
Net income	145,455	102,815	41%
Dividends and undistributed earnings allocated to participating securities	10	26	(62)%
Net earnings available to common shareholders	$145,445	$102,789	41%

Weighted average basic shares outstanding	220,326	220,298	0%
Weighted average diluted shares outstanding	220,760	220,790	0%
Earnings per common share – basic	$0.66	$0.47	40%
Earnings per common share – diluted	$0.66	$0.47	40%

nm = not meaningful

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$314,513	$304,681	$330,856	$304,760	$320,027	3%	(2)%
Interest bearing cash and temporary investments	488,499	264,508	303,424	540,806	295,937	85%	65%
Investment securities:
Equity and other, at fair value	64,297	63,295	12,255	11,919	11,467	2%	461%
Available for sale, at fair value	2,854,398	2,947,414	3,065,769	3,047,358	3,132,566	(3)%	(9)%
Held to maturity, at amortized cost	3,586	3,667	3,803	3,905	4,017	(2)%	(11)%
Loans held for sale, at fair value	432,642	299,739	259,518	417,470	451,350	44%	(4)%
Loans and leases	19,693,955	19,314,589	19,080,184	18,677,762	18,321,142	2%	7%
Allowance for loan and lease losses	(144,556)	(141,933)	(140,608)	(139,503)	(136,867)	2%	6%
Loans and leases, net	19,549,399	19,172,656	18,939,576	18,538,259	18,184,275	2%	8%
Restricted equity securities	42,320	43,501	43,508	45,509	45,511	(3)%	(7)%
Premises and equipment, net	245,954	259,354	269,182	276,316	288,853	(5)%	(15)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	27,047	28,589	30,130	31,819	33,508	(5)%	(19)%
Residential mortgage servicing rights, at fair value	166,217	164,760	153,151	141,225	141,832	1%	17%
Other real estate owned	12,101	13,055	11,734	4,160	4,804	(7)%	152%
Bank owned life insurance	309,844	307,745	306,864	305,572	303,894	1%	2%
Other assets	234,762	215,028	224,018	238,934	252,092	9%	(7)%
Total assets	$26,533,230	$25,875,643	$25,741,439	$25,695,663	$25,257,784	3%	5%
Liabilities:
Deposits	$20,744,526	$20,106,856	$19,948,300	$19,851,910	$19,459,950	3%	7%
Securities sold under agreements to repurchase	273,666	291,984	294,299	321,542	330,189	(6)%	(17)%
Term debt	801,739	801,868	802,357	852,306	852,219	0%	(6)%
Junior subordinated debentures, at fair value	280,669	278,410	277,155	266,875	265,423	1%	6%
Junior subordinated debentures, at amortized cost	88,838	88,895	100,609	100,690	100,770	0%	(12)%
Deferred tax liability, net	39,328	39,277	37,503	51,423	34,296	0%	15%
Other liabilities	282,821	254,471	266,430	265,657	256,092	11%	10%
Total liabilities	22,511,587	21,861,761	21,726,653	21,710,403	21,298,939	3%	6%
Shareholders' equity:
Common stock	3,509,146	3,515,506	3,517,258	3,516,558	3,514,094	0%	0%
Retained earnings	569,933	546,330	522,520	476,226	454,802	4%	25%
Accumulated other comprehensive loss	(57,436)	(47,954)	(24,992)	(7,524)	(10,051)	20%	471%
Total shareholders' equity	4,021,643	4,013,882	4,014,786	3,985,260	3,958,845	0%	2%
Total liabilities and shareholders' equity	$26,533,230	$25,875,643	$25,741,439	$25,695,663	$25,257,784	3%	5%

Common shares outstanding at period end	220,205	220,461	220,149	220,225	220,205	0%	0%
Book value per common share	$18.26	$18.21	$18.24	$18.10	$17.98	0%	2%
Tangible book value per common share	$10.02	$9.97	$9.98	$9.83	$9.71	1%	3%
Tangible equity - common	$2,206,945	$2,197,642	$2,197,005	$2,165,790	$2,137,686	0%	3%
Tangible common equity to tangible assets	8.93%	9.13%	9.18%	9.07%	9.12%	(0.20)	(0.19)

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,525,001	$3,526,221	$3,491,137	$3,475,243	$3,401,679	0%	4%
Owner occupied term, net	2,484,960	2,476,287	2,488,251	2,467,995	2,593,395	0%	(4)%
Multifamily, net	3,210,796	3,131,275	3,087,792	2,993,203	2,964,851	3%	8%
Construction & development, net	568,572	522,680	540,707	521,666	464,690	9%	22%
Residential development, net	183,114	179,871	165,865	186,400	165,956	2%	10%
Commercial:
Term, net	2,106,804	2,025,213	1,944,987	1,819,664	1,686,597	4%	25%
Lines of credit & other, net	1,152,841	1,147,028	1,166,173	1,134,045	1,153,409	1%	0%
Leases & equipment finance, net	1,265,843	1,228,709	1,167,503	1,137,732	1,082,651	3%	17%
Residential real estate:
Mortgage, net	3,414,216	3,283,945	3,192,185	3,094,361	3,021,331	4%	13%
Home equity loans & lines, net	1,136,378	1,107,822	1,103,297	1,079,931	1,056,848	3%	8%
Consumer & other, net	645,430	685,538	732,287	767,522	729,735	(6)%	(12)%
Total, net of deferred fees and costs	$19,693,955	$19,314,589	$19,080,184	$18,677,762	$18,321,142	2%	7%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	18%	18%	18%	19%	19%
Owner occupied term, net	13%	13%	13%	13%	14%
Multifamily, net	16%	16%	16%	16%	16%
Construction & development, net	3%	3%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	11%	10%	10%	10%	9%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	6%	6%	6%	6%	6%
Residential real estate:
Mortgage, net	17%	17%	17%	16%	16%
Home equity loans & lines, net	6%	6%	6%	6%	6%
Consumer & other, net	3%	4%	4%	4%	4%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,819,325	$6,699,399	$6,505,628	$6,571,471	$6,112,480	2%	12%
Demand, interest bearing	2,321,691	2,354,873	2,384,133	2,394,240	2,371,386	(1)%	(2)%
Money market	6,161,907	6,546,704	7,037,891	6,700,261	6,755,707	(6)%	(9)%
Savings	1,465,154	1,482,560	1,446,860	1,444,801	1,427,677	(1)%	3%
Time	3,976,449	3,023,320	2,573,788	2,741,137	2,792,700	32%	42%
Total	$20,744,526	$20,106,856	$19,948,300	$19,851,910	$19,459,950	3%	7%

Total core deposits (1)	$17,743,888	$18,007,169	$18,263,802	$18,005,730	$17,561,956	(1)%	1%

Deposit mix:
Demand, non-interest bearing	33%	33%	33%	33%	32%
Demand, interest bearing	11%	12%	12%	12%	12%
Money market	30%	33%	35%	34%	35%
Savings	7%	7%	7%	7%	7%
Time	19%	15%	13%	14%	14%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	402,771	399,721	397,427	394,755	389,767
Demand, interest bearing	77,918	78,181	78,853	79,899	80,594
Money market	55,393	54,752	55,175	55,659	55,795
Savings	162,414	162,841	162,453	162,556	161,369
Time	51,073	48,529	46,861	47,129	47,339
Total	749,569	744,024	740,769	739,998	734,864

Average balance per account:
Demand, non-interest bearing	$16.9	$16.8	$16.4	$16.6	$15.7
Demand, interest bearing	29.8	30.1	30.2	30.0	29.4
Money market	111.2	119.6	127.6	120.4	121.1
Savings	9.0	9.1	8.9	8.9	8.8
Time	77.9	62.3	54.9	58.2	59.0
Total	$27.7	$27.0	$26.9	$26.8	$26.5

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$43,485	$45,775	$51,465	$44,573	$26,566	(5)%	64%
Loans and leases past due 90+ days and accruing (1)	34,494	25,478	30,994	29,073	27,252	35%	27%
Total non-performing loans and leases	77,979	71,253	82,459	73,646	53,818	9%	45%
Other real estate owned	12,101	13,055	11,734	4,160	4,804	(7)%	152%
Total non-performing assets	$90,080	$84,308	$94,193	$77,806	$58,622	7%	54%

Performing restructured loans and leases	$27,144	$31,659	$32,157	$45,813	$52,861	(14)%	(49)%
Loans and leases past due 31-89 days	$45,114	$38,650	$43,870	$32,251	$31,153	17%	45%
Loans and leases past due 31-89 days to total loans and leases	0.23%	0.20%	0.23%	0.17%	0.17%
Non-performing loans and leases to total loans and leases (1)	0.40%	0.37%	0.43%	0.39%	0.29%
Non-performing assets to total assets(1)	0.34%	0.33%	0.37%	0.30%	0.23%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $9.2 million, $6.3 million, $12.4 million, $12.3 million, and $16.3 million at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$141,933	$140,608	$139,503	$136,867	$136,292
Provision for loan and lease losses	13,319	13,656	12,928	11,997	10,657	(2)%	25%
Charge-offs	(14,815)	(15,812)	(15,751)	(13,222)	(13,944)	(6)%	6%
Recoveries	4,119	3,481	3,928	3,861	3,862	18%	7%
Net charge-offs	(10,696)	(12,331)	(11,823)	(9,361)	(10,082)	(13)%	6%
Total allowance for loan and lease losses	144,556	141,933	140,608	139,503	136,867	2%	6%
Reserve for unfunded commitments	4,130	4,129	3,963	3,932	3,816	0%	8%
Total allowance for credit losses	$148,686	$146,062	$144,571	$143,435	$140,683	2%	6%

Net charge-offs to average loans and leases (annualized)	0.22%	0.26%	0.25%	0.20%	0.22%
Recoveries to gross charge-offs	27.80%	22.01%	24.94%	29.20%	27.70%
Allowance for loan and lease losses to loans and leases	0.73%	0.73%	0.74%	0.75%	0.75%
Allowance for credit losses to loans and leases	0.75%	0.76%	0.76%	0.77%	0.77%

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2018	Jun 30, 2017	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$140,608	$133,984
Provision for loan and lease losses	26,975	22,329	21%
Charge-offs	(30,627)	(26,946)	14%
Recoveries	7,600	7,500	1%
Net charge-offs	(23,027)	(19,446)	18%
Total allowance for loan and lease losses	144,556	136,867	6%
Reserve for unfunded commitments	4,130	3,816	8%
Total allowance for credit losses	$148,686	$140,683	6%

Net charge-offs to average loans and leases (annualized)	0.24%	0.22%
Recoveries to gross charge-offs	24.81%	27.83%

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.81%	4.75%	4.65%	4.70%	4.67%	0.06	0.14
Yield on loans held for sale	4.86%	4.21%	3.99%	3.89%	3.26%	0.65	1.60
Yield on taxable investments	2.37%	2.31%	2.17%	2.00%	2.07%	0.06	0.30
Yield on tax-exempt investments (1)	3.64%	3.68%	4.49%	4.59%	4.64%	(0.04)	(1.00)
Yield on interest bearing cash and temporary investments	1.82%	1.55%	1.22%	1.47%	1.03%	0.27	0.79
Total yield on earning assets (1)	4.45%	4.39%	4.26%	4.30%	4.26%	0.06	0.19

Cost of interest bearing deposits	0.62%	0.47%	0.40%	0.36%	0.33%	0.15	0.29
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.22%	0.08%	0.06%	0.10%	0.32%	0.14	(0.10)
Cost of term debt	1.74%	1.70%	1.67%	1.63%	1.72%	0.04	0.02
Cost of junior subordinated debentures	5.89%	5.36%	5.11%	5.02%	4.88%	0.53	1.01
Total cost of interest bearing liabilities	0.80%	0.65%	0.58%	0.55%	0.52%	0.15	0.28

Net interest spread (1)	3.65%	3.74%	3.68%	3.75%	3.74%	(0.09)	(0.09)
Net interest margin (1)	3.93%	3.96%	3.88%	3.94%	3.91%	(0.03)	0.02

Performance Ratios:
Return on average assets	1.04%	1.23%	1.27%	0.96%	0.92%	(0.19)	0.12
Return on average tangible assets	1.12%	1.32%	1.36%	1.04%	0.99%	(0.20)	0.13
Return on average common equity	6.74%	7.84%	8.12%	6.10%	5.76%	(1.10)	0.98
Return on average tangible common equity	12.27%	14.30%	14.90%	11.23%	10.67%	(2.03)	1.60
Efficiency ratio – Consolidated	65.31%	61.56%	65.99%	63.43%	64.71%	3.75	0.60
Efficiency ratio – Bank	62.53%	59.58%	62.09%	61.42%	62.45%	2.95	0.08

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate for 2018 and a 35% tax rate for 2017.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2018	Jun 30, 2017	Year over Year
Average Rates:
Yield on loans and leases	4.78%	4.66%	0.12
Yield on loans held for sale	4.57%	3.54%	1.03
Yield on taxable investments	2.34%	2.09%	0.25
Yield on tax-exempt investments (1)	3.66%	4.70%	(1.04)
Yield on interest bearing cash and temporary investments	1.72%	0.82%	0.90
Total yield on earning assets (1)	4.43%	4.23%	0.20

Cost of interest bearing deposits	0.55%	0.31%	0.24
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.15%	0.19%	(0.04)
Cost of term debt	1.72%	1.70%	0.02
Cost of junior subordinated debentures	5.62%	4.79%	0.83
Total cost of interest bearing liabilities	0.73%	0.50%	0.23

Net interest spread (1)	3.70%	3.73%	(0.03)
Net interest margin (1)	3.96%	3.89%	0.07

Performance Ratios:
Return on average assets	1.13%	0.84%	0.29
Return on average tangible assets	1.22%	0.90%	0.32
Return on average common equity	7.29%	5.25%	2.04
Return on average tangible common equity	13.28%	9.76%	3.52
Efficiency ratio – Consolidated	63.43%	66.38%	(2.95)
Efficiency ratio – Bank	61.06%	64.05%	(2.99)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate for 2018 and a 35% tax rate for 2017.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$458,133	$303,670	$509,187	$253,015	$125,886	51%	264%
Investment securities, taxable	2,723,406	2,793,449	2,804,530	2,867,292	3,008,079	(3)%	(9)%
Investment securities, tax-exempt	279,158	286,603	286,345	281,139	292,553	(3)%	(5)%
Loans held for sale	326,427	267,231	370,564	420,282	392,183	22%	(17)%
Loans and leases	19,444,890	19,150,315	18,765,251	18,537,827	18,024,651	2%	8%
Total interest earning assets	23,232,014	22,801,268	22,735,877	22,359,555	21,843,352	2%	6%
Goodwill and other intangible assets, net	1,815,529	1,817,068	1,818,730	1,820,394	1,822,032	0%	0%
Total assets	26,127,935	25,686,471	25,661,566	25,311,994	24,792,869	2%	5%

Non-interest bearing demand deposits	6,645,689	6,450,364	6,611,493	6,354,591	5,951,670	3%	12%
Interest bearing deposits	13,745,089	13,492,965	13,281,502	13,155,462	13,037,064	2%	5%
Total deposits	20,390,778	19,943,329	19,892,995	19,510,053	18,988,734	2%	7%
Interest bearing liabilities	15,199,900	14,971,759	14,790,883	14,705,842	14,659,650	2%	4%

Shareholders’ equity - common	4,031,253	4,019,822	3,998,609	3,989,868	3,956,777	0%	2%
Tangible common equity (1)	2,215,724	2,202,754	2,179,879	2,166,474	2,134,745	1%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2018	Jun 30, 2017	Year over Year
Temporary investments and interest bearing cash	$381,328	$463,245	(18)%
Investment securities, taxable	2,758,235	2,866,614	(4)%
Investment securities, tax-exempt	282,860	289,515	(2)%
Loans held for sale	296,992	371,989	(20)%
Loans and leases	19,298,416	17,812,660	8%
Total interest earning assets	23,017,831	21,804,023	6%
Goodwill and other intangible assets, net	1,816,294	1,822,910	0%
Total assets	25,908,423	24,761,749	5%

Non-interest bearing demand deposits	6,548,566	5,917,984	11%
Interest bearing deposits	13,619,723	13,078,171	4%
Total deposits	20,168,289	18,996,155	6%
Interest bearing liabilities	15,086,460	14,660,598	3%

Shareholders’ equity - common	4,025,569	3,946,615	2%
Tangible common equity (1)	2,209,275	2,123,705	4%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation Average Rates and Balances
(unaudited)
(dollars in thousands)	Quarter Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$326,427	$3,967	4.86%	$267,231	$2,815	4.21%	$392,183	$3,193	3.26%
Loans and leases (1)	19,444,890	233,376	4.81%	19,150,315	224,923	4.75%	18,024,651	209,805	4.67%
Taxable securities	2,723,406	16,111	2.37%	2,793,449	16,167	2.31%	3,008,079	15,580	2.07%
Non-taxable securities (2)	279,158	2,539	3.64%	286,603	2,640	3.68%	292,553	3,397	4.64%
Temporary investments and interest-bearing cash	458,133	2,080	1.82%	303,670	1,164	1.55%	125,886	324	1.03%
Total interest-earning assets	23,232,014	$258,073	4.45%	22,801,268	247,709	4.39%	21,843,352	$232,299	4.26%
Allowance for loan and lease losses	(144,598)			(142,409)			(137,445)
Other assets	3,040,519			3,027,612			3,086,962
Total assets	$26,127,935			$25,686,471			$24,792,869
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,322,359	$1,565	0.27%	$2,323,232	$1,210	0.21%	$2,311,555	$798	0.14%
Money market deposits	6,332,372	5,896	0.37%	6,908,067	5,713	0.34%	6,682,937	2,975	0.18%
Savings deposits	1,456,625	252	0.07%	1,463,058	163	0.05%	1,401,238	146	0.04%
Time deposits	3,633,733	13,546	1.50%	2,798,608	8,524	1.24%	2,641,334	6,722	1.02%
Total interest-bearing deposits	13,745,089	21,259	0.62%	13,492,965	15,610	0.47%	13,037,064	10,641	0.33%
Repurchase agreements and federal funds purchased	285,338	155	0.22%	303,059	63	0.08%	405,892	321	0.32%
Term debt	801,768	3,478	1.74%	802,297	3,361	1.70%	852,254	3,662	1.72%
Junior subordinated debentures	367,705	5,400	5.89%	373,438	4,932	5.36%	364,440	4,437	4.88%
Total interest-bearing liabilities	15,199,900	$30,292	0.80%	14,971,759	$23,966	0.65%	14,659,650	$19,061	0.52%
Non-interest-bearing deposits	6,645,689			6,450,364			5,951,670
Other liabilities	251,093			244,526			224,772
Total liabilities	22,096,682			21,666,649			20,836,092
Common equity	4,031,253			4,019,822			3,956,777
Total liabilities and shareholders' equity	$26,127,935			$25,686,471			$24,792,869
NET INTEREST INCOME		$227,781			$223,743			$213,238
NET INTEREST SPREAD			3.65%			3.74%			3.74%
AVERAGE YIELD ON EARNING ASSETS (1), (2)			4.45%			4.39%			4.26%
INTEREST EXPENSE TO EARNING ASSETS			0.52%			0.43%			0.35%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.93%			3.96%			3.91%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate for 2018 and a 35% tax rate for 2017. The amount of such adjustment was an addition to recorded income of approximately $482,000 for the three months ended June 30, 2018 as compared to $512,000 for March 31, 2018 and $1.2 million for June 30, 2017.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation Average Rates and Balances
(unaudited)
(dollars in thousands)	Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$296,992	$6,782	4.57%	$371,989	$6,588	3.54%
Loans and leases (1)	19,298,416	458,299	4.78%	17,812,660	412,406	4.66%
Taxable securities	2,758,235	32,278	2.34%	2,866,614	29,899	2.09%
Non-taxable securities (2)	282,860	5,179	3.66%	289,515	6,806	4.70%
Temporary investments and interest-bearing cash	381,328	3,244	1.72%	463,245	1,881	0.82%
Total interest-earning assets	23,017,831	$505,782	4.43%	21,804,023	$457,580	4.23%
Allowance for loan and lease losses	(143,509)			(136,834)
Other assets	3,034,101			3,094,560
Total assets	$25,908,423			$24,761,749
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,322,793	$2,775	0.24%	$2,288,870	$1,443	0.13%
Money market deposits	6,618,629	11,609	0.35%	6,776,705	5,644	0.17%
Savings deposits	1,459,824	414	0.06%	1,383,124	274	0.04%
Time deposits	3,218,477	22,071	1.38%	2,629,472	12,928	0.99%
Total interest-bearing deposits	13,619,723	36,869	0.55%	13,078,171	20,289	0.31%
Repurchase agreements and federal funds purchased	294,150	218	0.15%	366,498	351	0.19%
Term debt	802,031	6,839	1.72%	852,302	7,172	1.70%
Junior subordinated debentures	370,556	10,332	5.62%	363,627	8,638	4.79%
Total interest-bearing liabilities	15,086,460	$54,258	0.73%	14,660,598	$36,450	0.50%
Non-interest-bearing deposits	6,548,566			5,917,984
Other liabilities	247,828			236,552
Total liabilities	21,882,854			20,815,134
Common equity	4,025,569			3,946,615
Total liabilities and shareholders' equity	$25,908,423			$24,761,749
NET INTEREST INCOME		$451,524			$421,130
NET INTEREST SPREAD			3.70%			3.73%
AVERAGE YIELD ON EARNING ASSETS (1), (2)			4.43%			4.23%
INTEREST EXPENSE TO EARNING ASSETS			0.47%			0.34%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.96%			3.89%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate for 2018 and a 35% tax rate for 2017. The amount of such adjustment was an addition to recorded income of approximately $1.0 million for the six months ended June 30, 2018 as compared to $2.3 million for the same period in 2017.

Umpqua Reports Second Quarter 2018 Results
July 18, 2018

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$15,508,182	$15,442,915	$15,336,597	$15,007,942	$14,797,242	0%	5%
MSR asset, at fair value	166,217	164,760	153,151	141,225	141,832	1%	17%
MSR as % of serviced portfolio	1.07%	1.07%	1.00%	0.94%	0.96%	0%	11%
Residential mortgage banking revenue:
Origination and sale	$28,159	$22,837	$29,864	$32,784	$32,385	23%	(13)%
Servicing	10,407	10,522	10,287	9,879	9,839	(1)%	6%
Change in fair value of MSR asset	(5,403)	5,079	1,967	(9,233)	(8,330)	(206)%	(35)%
Total	$33,163	$38,438	$42,118	$33,430	$33,894	(14)%	(2)%

Closed loan volume:
Closed loan volume - portfolio	$294,581	$237,783	$265,718	$336,362	$312,022	24%	(6)%
Closed loan volume - for-sale	839,489	687,226	850,453	891,063	918,200	22%	(9)%
Closed loan volume - total	$1,134,070	$925,009	$1,116,171	$1,227,425	$1,230,222	23%	(8)%

Gain on sale margin:
Based on for-sale volume	3.35%	3.32%	3.51%	3.68%	3.53%	0.03	(0.18)

	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2018	Jun 30, 2017	Year over Year
Residential mortgage banking revenue:
Origination and sale	$50,996	$57,032	(11)%
Servicing	20,929	19,697	6%
Change in fair value of MSR asset	(324)	(16,001)	(98)%
Total	$71,601	$60,728	18%

Closed loan volume:
Closed loan volume - portfolio	$532,364	$557,356	(4)%
Closed loan volume - for-sale	1,526,715	1,672,915	(9)%
Closed loan volume - total	$2,059,079	$2,230,271	(8)%

Gain on sale margin:
Based on for-sale volume	3.34%	3.41%	(0.07)

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